EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
ANNOUNCES NEW CHIEF FINANCIAL OFFICER

The Woodlands, Texas (August 1, 2012) – TETRA Technologies, Inc. (TETRA or the Company) (NYSE:TTI) today announced the appointment of Elijio V. Serrano to the positions of Senior Vice President and Chief Financial Officer, effective immediately.

Elijio V. Serrano served as chief financial officer of UniversalPegasus International, a global project management, engineering and construction management company, from October 2009 through July 2012. From February 2006 through February 2009, Mr. Serrano served as chief financial officer and executive vice president of Paradigm BV (formerly, Paradigm Geophysical Ltd.), a provider of enterprise software solutions to the oil and gas industry. From October 1999 through February 2006, Mr. Serrano served as chief financial officer of EGL, Inc., a publicly-traded transportation and logistics company. From 1982 through October 1999, Mr. Serrano was employed in various capacities by Schlumberger Ltd., including as vice president and general manager of the western hemisphere operations of Schlumberger’s Geco-Prakla seismic division from 1997 to 1999.

Stuart M. Brightman, TETRA’s President and Chief Executive Officer, stated, “We are extremely pleased to welcome Elijio as a member of our management team. Elijio brings to TETRA extensive experience serving in CFO positions with both private and public companies. In addition to that breadth of experience in financial roles, Elijio’s experience in a general management position with Schlumberger provides him insight into the operating side of the oil and gas services industry that will greatly benefit TETRA as we seek to fully integrate the operations of our recent acquisitions, streamline and optimize our existing assets and businesses, and continue to pursue additional growth in our service areas. We are gratified that Elijio has agreed to take on this challenging role with us, and we are confident in his ability to excel as our Chief Financial Officer.”

Mr. Serrano will be succeeding Joseph M. Abell, III, who has notified the Company’s Board of Directors of his resignation from the positions of Senior Vice President and Chief Financial Officer, effective July 31, 2012.

Mr. Brightman added, “I am very appreciative of Joe’s contributions to TETRA over the past eleven years, during which time he participated in the development and implementation of numerous strategies to grow and transform our businesses. We wish him well in his future endeavors.”

In accordance with NYSE requirements, the Company hereby discloses that its Board of Directors has authorized the grant to Elijio V. Serrano of an employment inducement award of 79,051 nonqualified stock options and 46,898 shares of restricted stock, with the grant date of such awards to be August 15, 2012. The exercise price of the nonqualified stock options will be based upon the fair market value of the Company’s common stock on the date of grant. The nonqualified stock options will vest 33.3334% on the first anniversary date of the award and an additional 2.7778% of the award each month thereafter. The restricted stock will vest 33.3334% on the first anniversary date of the award and an additional 16.6667% each six months thereafter.

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and other products, after-frac flow back and production well testing, wellhead compression, and selected offshore services including well plugging and abandonment, decommissioning, and diving.

Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2012, anticipated benefits from the Company’s acquisitions of assets and businesses, projections concerning the Company’s business activities in the Gulf of Mexico, including potential future benefits from increased regulatory oversight of well abandonment and decommissioning activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company’s beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Certain Business Risks” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Contact:

TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com